Exhibit 10.19

STANDSTILL AGREEMENT

This Standstill Agreement (this “Agreement”) is entered into as of November 6th, 2014, by and between Guided Therapeutics Inc., a Delaware corporation (the “Company”), and Magna Equities II, LLC (Formerly known as Hanover Holdings I, LLC”) (the “Investor”), with reference to the following facts:

A. The Company and the Investor are parties to that certain Securities Purchase Agreement, dated as of April 23rd, 2014 (as amended, restated or otherwise modified from time to time, the “Existing Securities Purchase Agreement”), pursuant to which, among other things, the Company sold, and the Investor purchased, certain Senior Convertible Notes dated April 23rd, 2014 and May 23rd, 2014 (the “Notes”) convertible into Conversion Shares (as defined in the Convertible Note Agreements) in accordance with the terms of the Notes;

B. The Company and the Investor desire to outline certain amendments to the terms of the Notes.

NOW, THEREFORE, in consideration of the premises set forth above, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Capitalized Terms. Capitalized Terms not otherwise defined herein shall have the respective meanings ascribed to them in the SPA, or if not defined in the SPA, in the Notes.

2. Amendments, Additional Terms. Upon dual execution of this agreement and unless otherwise mutually agreed upon in writing, the Parties hereby agree to the following:

2.1 Conversion of Notes; Sale of Securities. From the date of this Agreement until November 21st, 2014, the Investor hereby agrees not to convert any portion of any of the Notes nor transfer or sell any of the Securities, so long as the following conditions are met:

i) The Company is not in breach of any terms or conditions of this Agreement and no Event of Default exists under any Notes;

ii) The Common Stock has not been delisted or suspended from trading on the Trading Market:

iii) The Depository Trust Company has not placed a chill on new deposits of Common Stock; and

iv) The bid price of the Common Stock of the Company is at least $0.20.

2.2 Conversion Rate. As of November 21st, 2014 and so long as the Note remains outstanding thereafter, the “Variable Percentage” as defined in the Convertible Note Agreement dated April 23rd, 2014 shall be amended as following:

"Variable Percentage” means, for any date of determination, twenty-five percent (25%).

For the avoidance of any doubt, the Conversion Rate shall only be amended for that certain Convertible Note Agreement between the Company and Investor dated April 23rd, 2014 and not that Convertible Note Agreement between the Company and Investor dated May 23rd, 2014.

3. Acknowledgement; Reaffirmation of Obligations; Consent. The Company hereby confirms and agrees that, except as set forth in Sections 1 and 2 above, (i) the Existing Securities Purchase Agreement, the Notes, the Securities, and each other Transaction Document is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, (ii) the execution, delivery and effectiveness of this Agreement shall not operate as an amendment of any right, power or remedy of the Investor under any Transaction Document, nor constitute an amendment of any provision of any Transaction Document.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Investor and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY:

 GUIDED THERAPEUTICS, INC.

By: /s/ Gene Cartwright

Name: Gene Cartwright

Title: CEO

INVESTOR:

MAGNA EQUITIES II, LLC (FORMERLY KNOWN AS HANOVER HOLDINGS I, LLC), and on behalf of itself and affiliated entities

By: /s/ Joshua Sason

Name: Joshua Sason

Title: Managing Member

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